                                                                    EXHIBIT 99.6


                      Report of Independent Accountants on
                          Financial Statement Schedule



To the Board of Directors
  of Juno Lighting, Inc.


Our audits of the consolidated financial statements of Juno Lighting, Inc. referred to in our report dated January 14, 1999, appearing on page F-2 of this Registration Statement, also included an audit of the Financial Statement Schedule listed herein. In our opinion, the Financial Statement Schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.



PricewaterhouseCoopers LLP
Chicago, Illinois
January 14, 1999

                      JUNO LIGHTING, INC. AND SUBSIDIARIES
                SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
                                 (in thousands)



  Column A                              Column B        Column C    Column D        Column E       Column F
  --------                              ---------       --------    --------        --------       --------
                                        Balance at     Charged to                 Other charges
                                       beginning of    costs and                   add (deduct)    Balance at
Description                               period       expenses   Deductions (a)       (b)       end of period
-----------                            ------------    ---------- --------------   ------------  -------------
Deducted from assets to which they apply:

  Allowance for doubtful accounts:

     Year ended November 30, 1998       $     907      $     812     $     510       $      (4)    $    1,205
     Year ended November 30, 1997             554            929           574              (2)           907
     Year ended November 30, 1996             854            549           850               1            554

-------------------------------

NOTES:

  (a)  Write off of bad debts, less recoveries.
  (b)  Foreign currency translation.